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                                                                      EXHIBIT 21


                       WILLIAMS COMMUNICATIONS GROUP, INC.
                                 SUBSIDIARY LIST
                              EFFECTIVE 03/15/2000
                    (WHOLLY-OWNED UNLESS OTHERWISE INDICATED)


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
                                                                                JURISDICTION OF
                                                                                INCORPORATION
Williams Communications, Inc.                                                   Delaware
    CSI Incorporated (Williams Communications owns 100 percent
       of the common stock and 28 percent of the preferred stock)               Delaware
    Concentric Network Corporation                                              Delaware
    Critical Connections, Inc.                                                  Delaware
    Data Communications 2000, Inc.                                              California
    Global Access Telecommunications Services Limited                           England
    Intersys Mexico, Sa de CV                                                   Mexico
    Vvytech, Ltd.                                                               England
    Vyvx International Ltd                                                      England
    WCS Communications Systems, Inc.                                            Delaware
    WCS Microwave Services, Inc.                                                Nevada
    Williams Communications Group PTE Ltd.                                      Singapore
    Williams Communications Group, Ltd.                                         England
    Williams Communications of Virginia, Inc.                                   Virginia
    Williams Global Communications Holdings, Inc.                               Cayman Islands
    Williams International ATL Limited                                          Cayman Islands
             Johi Representacoes Ltda                                           Brazil
                 ATL Cayman International                                       Cayman Islands
    Williams International Australian Telecom Limited                           Cayman Islands
             PowerTel Limited (Williams Communications
                owns a 43 percent economic interest)                            Australia
        WilTel Communications Pty Limited                                       Australia
             Williams International Telecom Chile Limited                       Cayman Islands
    Williams Learning Network, Inc.                                             Delaware
    Williams Local Network, Inc.                                                Delaware
    Williams Wireless, Inc.                                                     Delaware
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